UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2015

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Director

On June 11, 2015, Nicholas G. Sturiale tendered his resignation as a member of Splunk Inc.’s (the “Company”) Board of Directors (the “Board”) and all committees thereof of which he is a member, effective as of July 31, 2015.  In connection with Mr. Sturiale’s resignation from the Board, the Board decreased the size of the Board to nine directors, effective as of July 31, 2015.

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on June 11, 2015.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class III Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
Stephen Newberry	100,082,529	119,629	612,363	16,135,415
Graham Smith	98,404,836	1,796,062	613,623	16,135,415
Godfrey Sullivan	97,849,907	2,358,074	606,540	16,135,415

Stephen Newberry, Graham Smith and Godfrey Sullivan were duly elected as Class III directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 31, 2016

For	Against	Abstain
114,807,840	1,355,431	786,665

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending January 31, 2016, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
99,161,054	1,004,421	649,046	16,135,415

The Company’s stockholders approved Proposal 3, a non-binding advisory vote concerning the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date: June 12, 2015

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